                                                                                                    Exhibit 99.1

BODET & HORST USA LP

Financial Statements for the
Years Ended June 30, 2008 and 2007 and
Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

Bodet & Horst USA LP:

We have audited the accompanying balance sheets of Bodet & Horst USA LP as of June 30, 2008 and 2007, and the related statements of operations and members' equity, and of cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bodet & Horst USA LP as of June 30, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

/s/ Greer & Walker, LLP

September 15, 2008

BODET & HORST USA LP

BALANCE SHEETS
JUNE 30, 2008 AND 2007

ASSETS	2008	2007

CURRENT ASSETS:
Cash	$20,361	$37,303
Accounts receivable:
Trade	313,212	973,618
Related party	2,289,663	2,966,586
Other	95,708	4,560
Prepaid expenses	6,435	3,501
Inventory	1,835,232	1,718,654
Refundable tax payments	445,560
Total current assets	5,006,171	5,704,222

PROPERTY:
Machinery equipment	3,453,523	3,281,025
Computers and software	47,380	34,947
Vehicles	23,203	23,203
Leasehold improvements	86,080	74,434
Total	3,610,186	3,413,609
Less accumulated depreciation and amortization	1,561,541	863,680
Property, net	2,048,645	2,549,929

TOTAL	$7,054,816	$8,254,151

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$210,906	$69,186
Accounts payable:
Trade	2,240,818	2,228,685
Related party - affiliated entity	62,457	2,678,198
Related party - affiliated entity	126,386
Notes payable to related party	1,130,000	530,000
Notes payable to affiliated entity	1,593,358	1,604,818
Accrued expenses	92,904	448,826
Total current liabilities	5,456,829	7,559,713

LONG-TERM DEBT		213,362

MEMBERS' EQUITY	1,597,987	481,076

TOTAL	$7,054,816	$8,254,151

See notes to financial statements.

BODET & HORST USA LP

STATEMENTS OF OPERATIONS AND MEMBERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007

	2008	2007

NET SALES	$26,285,145	$20,408,379

COST OF SALES	22,913,306	16,838,377

GROSS PROFIT	3,371,839	3,570,002

OPERATING EXPENSES	992,970	800,842

INCOME FROM OPERATIONS	2,378,869	2,769,160

OTHER INCOME (EXPENSE):
Interest expense	(16,940)	(122,014)
Interest expense - parent	(26,500)
Interest expense - affiliated entity	(85,720)
Interest income	170
Interest income - parent	11,398
Interest income - affiliated entity	100,719
Management fees	(803,526)	(620,584)
Other	(185,998)	(493,869)
Total	(1,006,397)	(1,236,467)

NET INCOME	1,372,472	1,532,693

MEMBER DISTRIBUTION	(255,561)	(527,384)

MEMBERS' EQUITY (DEFICIT), BEGINNING OF YEAR	481,076	(524,233)

MEMBERS' EQUITY, END OF YEAR	$1,597,987	$481,076

See notes to financial statements.

BODET & HORST USA LP

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,372,472	$1,532,693
Adjustments to reconcile net income/loss to net cash
from operating activities:
Depreciation and amortization	704,487	463,985
Loss/(Gain) on disposal of property	5,066	(1,801)
Changes in operating assets and liabilities:
Accounts receivable	1,246,181	(2,415,093)
Prepaid expenses	(2,934)	13,636
Inventory	(116,578)	(960,438)
Other assets	(445,560)
Accounts payable	(2,477,222)	2,140,043
Other liabilities	(355,922)	414,878
Net cash provided by (applied to) operating activities	(70,010)	1,187,903

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property		7,801
Purchases of property	(208,269)	(1,289,374)
Net cash applied to investing activities	(208,269)	(1,281,573)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt		536,471
Principle payments on long-term debt	(71,642)	(17,452)
Proceeds from related party	600,000
Payments to related party	(11,460)
Distributions to member	(255,561)	(527,384)
Net cash provided by (applied to) financing activities	261,337	(8,365)

NET DECREASE IN CASH	(16,942)	(102,035)

CASH BALANCE, BEGINNING OF YEAR	37,303	139,338

CASH BALANCE, END OF YEAR	$20,361	$37,303

See notes to financial statements.

BODET & HORST USA LP

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007

1.        SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Operations - Bodet & Horst USA LP, the (“Company”), is engaged in the manufacture and sale of knitted mattress covers.

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities and disclosures.  Accordingly, the actual amounts could differ from those estimates.  Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Cash - The Company maintains cash deposits with financial institutions that at times may exceed federally insured limits.  As of June 30, 2008, cash deposits, not including uncleared transactions, exceeded federally insured limits by $612,836.

Accounts Receivable - The Company extends credit to its customers.  By their nature, accounts receivable involve risk, including the credit risk of nonpayment by the customer.  Receivables are considered past due based on contractual and invoice terms.  Accounts deemed uncollectible are charged directly to bad debt expense.  As of June 30, 2008 and 2007, all remaining accounts receivable were considered collectible by the Company’s management.  Accordingly, no allowance has been provided in the accompanying financial statements.

Inventory - Inventory is stated at the lower of cost or market, cost being determined on the first-in, first-out (FIFO) basis.

Property - Property is recorded at cost.  Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets.

Income Taxes - For income tax purposes, the Company is considered to be a partnership.  No provision for federal or state income taxes has been made in the accompanying financial statements since the members include their allocable share of Company income or losses in their respective income tax returns.  Temporary differences exist between income or loss recognized for financial reporting and income tax purposes.  Such differences primarily relate to depreciation and amortization.

Advertising and Marketing Expense - The Company expenses the cost of advertising and marketing as incurred.  Advertising expense incurred during the years ended June 30, 2008 and 2007 was $370 and $32,553, respectively.

Shipping and Handling Costs - The Company includes shipping and handling costs in cost of sales, as incurred.  Shipping and handling costs totaled $242,141 and $782,975 for the years ended June 30, 2008 and 2007, respectively.

2.        LEASES

The Company leased its office and warehouse facilities in High Point, NC under an agreement classified as an operating lease. This lease was assumed by the purchaser in connection with the asset sale subsequent to year end (See Note 8).  Rent expense under this lease totaled $152,453 and $190,566 for the years ended June 30, 2008 and 2007, respectively.

During 2008, the Company executed an agreement to lease office and warehouse facilities in Mt. Airy, NC under an agreement classified as an operating lease.  Rent expense under this lease totaled $28,695 for the year ended June 30, 2008.

Future minimum rental payments required under the above operating leases as of June 30, 2008 are $129,292, $112,060 and $84,060 for the years ending June 30, 2009, 2010 and 2011, respectively.

3.        INVENTORY

Inventory as of June 30, 2008 and 2007 consisted of the following:

	2008	2007

Raw materials	$1,299,259	$1,167,342
Finished goods	535,973	551,312

Total	$1,835,232	$1,718,654

4.        LONG-TERM DEBT

Long-term debt as of June 30, 2008 and 2007 was as follows:

	2008	2007

Note payable to a bank, collateralized by certain of the Company’s equipment, due in monthly installments of $7,324, including interest at LIBOR (2.47% as of June 30, 2008) plus 2.0% through March 2011	$210,906	$282,548

Total	210,906	282,548
Less current portion	210,906	69,186

Long-term portion	$-	$213,362

In the 2008 Statement of Operations, interest expense is broken out between third party, parent and affiliated entity.  For 2007, this information was not available.

Subsequent to year end, the Company entered into an agreement to sell substantially all of its  assets. (See Note 8.) The agreement required the obligation be satisfied prior to the sale closing.  The Company repaid the note payable to the bank after year-end and elected to classify the entire outstanding principal amount as a current liability as of June 30, 2008.

5.        RELATED PARTY TRANSACTIONS

Included in accounts payable as of June 30, 2008 and 2007 was $62,457 and $2,678,198, respectively, owed to the parent company for various charges.

The Company has a note payable to its parent company in the amount of $530,000.  Interest on this note accrues at 5.00%.  This note was repaid subsequent to year end.

The Company has a note payable to its parent company in the amount of $225,011 and $236,471 as of June 30, 2008 and 2007, respectively.  Interest on this note accrues at 5.19%.  No repayment terms had been determined as of the date of this report.

The Company purchased significant machinery and equipment from its parent company during the year ended June 30, 2005.  The company has financed the purchase via a note payable to the parent in the amount of $1,368,347 bearing interest at 3.13%.  This note was repaid subsequent to year end.

The Company borrowed $600,000 from the parent to pay management fees during June, 2008. The parent issued a note payable to the Company for this amount. This note was repaid subsequent to year end.

6.        CONCENTRATIONS

Sales to two major customers accounted for approximately 97% and 99% of sales for the years ended June 30, 2008 and 2007, respectively.  As of June 30, 2008 and 2007, receivables outstanding from these customers totaled $2,256,368 and $2,929,876, respectively.

7.        CASH FLOW INFORMATION

Supplemental cash flow information for the years ended June 30, 2008 and 2007 was as follows:

	2008	2007

Cash paid for interest	$158,518	$147,744

8.        SUBSEQUENT EVENT

Subsequent to year end, the Company executed an agreement to sell substantially all of its assets and liabilities to a major customer for $10,500,000.  The agreement contains certain provisions whereby the purchase price may be adjusted after closing.